Exhibit 99.23.e1

DISTRIBUTION AGREEMENT

THIS DISTRIBUTION AGREEMENT (this “Agreement”) dated as of the _____ day of

 2003 by and between Ancora Trust (the “Trust”), a business trust established and existing under the laws of the State of Ohio, and Ancora Securities Inc. (the “Distributor”), a corporation organized and existing under the laws of the State of Ohio.

RECITALS:

A.

The Trust and Distributor desire to enter into a Distribution Agreement between them to read as set forth below.

B.

This Agreement shall become effective upon the effectiveness of the Trust’s Distribution and Shareholder Servicing Plan after approval thereof by the shareholders of the Trust.

NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein, the parties hereto agree as follows:

1.

Appointment of the Distributor.  The Trust hereby appoints the Distributor as its agent to arrange for the sale of shares of the Trust on the terms and for the period set forth in this Agreement, and the Distributor hereby accepts such appointment and agrees to act hereunder.  It is acknowledged that the Trust is authorized to issue shares in one or more series, with each series representing shares of a separate investment fund of the Trust (each, a “Fund” collectively, the “Funds”), and with the shares of each Fund divided into separate classes of shares as set forth on Schedule A hereto, as such schedule may be revised from time to time.  The term “Shares” as used herein shall refer to shares of any class of any Fund.

2.

Services and Duties of the Distributor.

(a)

The Distributor agrees to arrange to sell, as agent for the Funds, from time to time during the term of this Agreement, Shares upon the terms described in the Prospectus.  As used in this Agreement, the term “Prospectus” shall mean the prospectus included in the Trust’s Registration Statement on Form N-1A most recently filed by the Trust with the Securities and Exchange Commission and effective under the Securities Act of 1933, as amended (the “1933 Act”), and the Investment Company Act of 1940, as amended (the “1940 Act”), as such Registration Statement is amended by any amendments thereto at the time in effect (the “Registration Statement”).

(b)

Upon commencement of the continuous public offering of the Shares, the Distributor will hold itself available to receive orders, satisfactory to the Distributor, for the purchase of Shares and will accept such orders on behalf of the Trust as of the time of receipt of such orders and will transmit such orders as are so accepted to the Trust’s transfer agent as promptly as practicable. Purchase orders shall be deemed effective at the time and in the manner set forth in the Prospectus.

(c)

The Distributor, as agent for the Trust and in its discretion, may enter into agreements with such registered and qualified retail broker-dealers as it may select pursuant to which such broker-dealers may also arrange for the sale of Shares.

(d)

Except for the Class A Shares, the public offering price of the Shares of each class of each Fund shall be the net asset value (as described in the Prospectus, and determined as set forth in the Prospectus) per Share of such class of such Fund next determined following receipt of an order. The public offering price of the Class A Shares shall be the net asset value plus any applicable sales charge, all as set forth in the Prospectus.

(e)

The Distributor shall not be obligated to sell any certain number of Shares, and nothing herein contained shall prevent the Distributor from entering into like distribution agreements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby.  It is expressly acknowledged that investors and potential investors in the Funds may invest in shares of such other investment companies and that the Distributor’s duties to such investment companies shall not be deemed to be in conflict with its duties to the Trust.

3.

Duties of the Trust.

(a)

Each of the Funds agrees to sell its Shares so long as it has Shares available for sale and to cause the Funds’ transfer agent to issue, if requested by the purchaser, certificates for Shares, registered in such names and amounts as the Distributor has requested in writing, as promptly as practicable after receipt by a Fund of the purchase price therefor and thereof and written request of the Distributor therefor.

(b)

The Trust shall keep the Distributor fully informed with regard to its affairs and shall furnish to the Distributor copies of all information, financial statements, and other papers which the Distributor may reasonably request for use in connection with the distribution of Shares.  This shall include, without limitation, one certified copy of all financial statements of the Funds prepared by independent accountants and such reasonable number of copies of the most current Prospectus and annual and interim reports as the Distributor may request.  The Trust shall cooperate fully in the efforts of the Distributor to arrange for the sale of the Shares and in the performance of the Distributor under this Agreement.

(c)

The Trust agrees to file from time to time such amendments, reports and other documents as may be necessary in order that there may be no untrue statement of a material fact in a Registration Statement or Prospectus, or necessary in order that there may be no omission to state a material fact in the Registration Statement or Prospectus which omission would make the statements therein, in light of the circumstances under which they were made, misleading.

(d)

The Trust shall use best efforts to qualify and maintain the qualification of an appropriate number of Shares for sale under the securities laws of such states as the Distributor and the Trust may approve, and, if necessary or appropriate in connection therewith, to qualify and maintain the qualification of the Trust as a broker or dealer in such states; provided that the Trust shall not be required to amend the Declaration of Trust or its By-Laws to comply with the laws of any state, to maintain an office in any state, to change the terms of the offering of its Shares in any state from the terms set forth in its Registration Statement and Prospectus, to qualify as a foreign corporation, business trust or similar entity in any state or to consent to service of process in any state other than with respect to claims arising out of the offering of its Shares.  The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Funds in connection with such qualifications.

4.

Compensation and Expenses.

(a)

Except as set forth in this Section, (i) the Distributor shall not receive any compensation for its services under this Agreement and (ii) the Distributor shall not be required to bear any costs in connection with the offering of Shares for sale to the public.

(b)

The Funds shall bear all costs and expenses of the continuous offering of its Shares, including:  (i) fees and disbursements of its counsel and auditors; (ii) the preparation, filing and printing of any registration statements and/or prospectuses required by and under the federal securities laws; (iii) the preparation and mailing of annual and interim reports and proxy materials to shareholders; and (iv) the qualification of the Shares for sale and of the Trust as a broker or dealer under the securities laws of such states or other jurisdictions as shall be selected by the Trust and by the Distributor pursuant to Section 3(d) hereof and the cost and expenses payable to each such state for continuing qualification therein.

(c)

The Distributor shall have the right to purchase Class A Shares at their net asset value and to sell such Class A Shares to the public against orders therefor at the applicable public offering price, as set forth in Section 2(d) hereof.  The Distributor shall also have the right to sell Class A Shares to dealers against orders therefor at the public offering price less a concession determined by Distributor, which concession shall not exceed the amount of the sales charge or underwriting discount, if any, referred to in Section 2(d).

(d)

Prior to the time of delivery of any Class A Shares by a Fund to, or on the order of, the Distributor, the Distributor shall pay or cause to be paid to such Fund or to its order an amount in Boston or New York clearing house funds, (or in federal funds in those instances in which the Distributor has received federal funds) equal to the applicable net asset value of such Class A Shares.  The Distributor may retain so much of any sales charge or underwriting discount as is not allowed by the Distributor as a concession to dealers.

(e)

The Distributor agrees to provide the services described in the Trust’s Distribution and Shareholder Servicing Plan, as it may be amended from time to time (the “Plan”).  In consideration for such services, the Trust shall pay to the Distributor the fees set forth in such Plan.

5.

Indemnification. The Trust agrees to indemnify, defend and hold the Distributor, its officers and directors and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees and expenses incurred in connection therewith) which the Distributor, its officers, directors or any such controlling persons may incur under the 1933 Act, the 1934 Act, or under common law or otherwise, arising out of or based upon any untrue statement of a material fact contained in the Registration Statement or Prospectus or arising out of or based upon any alleged omission to state a material fact required to be stated in either thereof or necessary to make the statements in either thereof not misleading, except insofar as such claims, demands, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing by the Distributor to the Trust for use in the Registration Statement or Prospectus; provided, however, that this indemnity agreement, to the extent that it might require indemnity of any person who is also an officer or trustee of the Trust or who controls the Trust within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, shall not inure to the benefit of such officer, trustee or controlling person unless a court of competent jurisdiction shall determine, or it shall have been determined by controlling precedent, that such result would not be against public policy as expressed in the 1933 Act; and further provided, that in no event shall anything contained herein be so construed as to protect the Distributor against any liability to the Trust or to its security holders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations under this Agreement. The Trust’s agreement to indemnify the Distributor, its officers and directors and any such controlling person as aforesaid is expressly conditioned upon the Trust being promptly notified of any action brought against the Distributor, its officers or directors, or any such controlling person, such notification to be given by letter addressed to the Trust at its principal business office. The Trust agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or trustees in connection with the issue and sale of any of its Shares.

The Distributor agrees to indemnify, defend and hold the Trust, its trustees and officers and any person who controls the Trust, if any, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Trust, its trustees or officers or any such controlling person may incur under the 1933 Act, the 1934 Act, or under common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its trustees or officers or such controlling person resulting from such claims or demands shall arise out of or be based upon (i) any alleged untrue statement of a material fact contained in information furnished in writing by the Distributor to the Trust for use in the Registration Statement or Prospectus; (ii) any failure of the Distributor or any investor purchasing Shares of the Trust through the Distributor to timely transmit good payment for the purchase of Trust Shares; or (iii) any breach of the obligations of the Distributor under Sections 6, 12 and 13 of this Agreement. The Distributor’s agreement to indemnify the Trust, its trustees and officers and any such controlling person as aforesaid, is expressly conditioned upon the Distributor being promptly notified of any event giving rise to rights of indemnification hereunder, including any action brought against the Trust, its trustees or officers or any such controlling person, such notification being given to the Distributor at its principal business office.

6.

Compliance with Securities Laws. The Trust represents that it is registered as a diversified, open-end management investment company under the 1940 Act, and agrees that it will comply with all of the provisions of the 1940 Act and of the rules and regulations thereunder. The Trust and the Distributor each agree to comply with all of the applicable terms and provisions of the 1940 Act, the 1933 Act and, subject to the provisions of Section 3(d), all applicable state “Blue Sky” laws. The Distributor agrees to comply with all of the applicable terms and provisions of the 1934 Act.

7.

Terms of Agreement; Termination. This Agreement shall commence on the date first set forth above. This Agreement shall continue in effect for a period more than two years from the date hereof only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act, including Rule 12b-1 thereunder.

This Agreement shall terminate automatically in the event of its assignment (as defined by the 1940 Act). In addition, this Agreement may be terminated by either party at any time, without penalty, on not more than sixty days’ nor less than thirty days’ written notice to the other party.

8.

Notices. Any notice required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (i) to the Distributor at Ancora Securities Inc., One Chagrin Highlands, 2000 Auburn Drive, Suite 420, Cleveland, Ohio 44112 or (ii) to Ancora Trust, One Chagrin Highlands, 2000 Auburn Drive, Suite 420, Cleveland, Ohio 44112.

9.

Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Ohio.

10.

Non-Liability of Shareholders, Trustees, Officers, Employees, Representatives and Agents. It is expressly agreed that the obligation of the Trust hereunder shall not be binding upon nor resort be had to the private property of any of the trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the Trust property, as provided in the Declaration of Trust. The execution and delivery of this Agreement have been authorized by the trustees of the Trust and signed by the officers of the Trust, acting as such, and neither such authorization by such trustees nor such execution and delivery by such officers shall be deemed to have been made by any of them individually, or to impose any liability on any of them personally, but shall bind only the Trust property as provided in the Declaration of Trust.  The liabilities, obligations and expenses incurred hereunder with respect to a particular Fund shall be enforceable against the assets and property of such Fund only, and not against the assets or property of any other Fund.

11.

Use of Name. The Trust recognizes that directors, officers and employees of the Distributor may from time to time serve as directors, officers and employees of other corporations (including other investment companies) and that such other corporations may include the name “Ancora” as part of their name, and that the Distributor or its affiliates may enter into distribution or other agreements with such other corporations. If the Distributor ceases to act as the Trust’s distributor of Shares or if Ancora Advisors LLC, an affiliate of the Distributor, ceases to act as the Trust’s investment advisor, the Trust agrees that, at the Distributor’s request, the Trust’s license to use the word “Ancora” will terminate and the Trust will take all necessary action to change the name of all Funds of the Trust to a name not including the word “Ancora.”

12.

Privacy.  Nonpublic personal financial information relating to consumers or customers of the Funds provided by, or at the direction of the Funds to the Distributor, or collected or retained by the Distributor to perform its duties as distributor shall be considered confidential information.  The Distributor shall not disclose or otherwise use nonpublic personal financial information relating to present or former shareholders of the Funds other than for the purposes for which that information was disclosed to the Distributor, including use under an exception in Sections 248.14 or 248.15 of Securities and Exchange Commission Regulation S-P in the ordinary course of business to carry out those purposes.  The Distributor shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of records and information relating to consumers of the Funds.  The Trust represents to the Distributor that it has adopted a statement of its privacy policies and practices as required by Securities and Exchange Commission Regulation S-P and agrees to provide the Distributor with a copy of that statement annually.

13.

Compliance with Laws/Access to Records.  Each of the Distributor and the Trust acknowledges that it is a financial institution subject to the USA Patriot Act of 2001 and the Bank Secrecy Act (collectively, the “AML Acts”), which require among other things, that financial institutions adopt compliance programs to guard against money laundering.  Each represents and warrants to the other that it is in compliance with and will continue to comply with the AML Acts and applicable regulations in all relevant respects.  The Distributor shall also provide written notice to each person or entity with which it has entered an agreement with respect to the sale of Shares, such notice informing such person of its anti-money laundering compliance obligations under applicable law and, consequently, under applicable contractual provisions.  The Distributor shall include specific contractual provisions regarding anti-money laundering compliance obligations in all future agreements entered into on the Trust’s behalf with respect to the sale of Shares.  Additionally, the Distributor shall conduct due diligence procedures when establishing relationships with any financial intermediary that will maintain omnibus positions with the Trust’s transfer agent on behalf of its customers.  Such procedures shall be sufficient to evaluate the risks associated with such omnibus positions, including such factors as the type of entity establishing the account, its location, the type of regulations to which it is subject, and the viability of its anti-money laundering program.  Each of the Distributor and the Trust agrees that it will take such further steps, and cooperate with the other, to facilitate such compliance, including but not limited to the provisions of copies of its written procedures, policies and controls related thereto (“AML Operations”).  The Distributor undertakes that it will grant to the Trust, the Trust’s compliance officer and regulatory agencies, reasonable access to copies of the Distributor’s AML Operations, books and records pertaining to the Trust only.  It is expressly understood and agreed that the Trust and the Trust’s compliance officer shall have no access to any of the Distributor’s AML Operations, books or records pertaining to other clients of the Distributor.

14.

Complete Agreement. This Agreement contains the complete agreement with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations by or between the parties related to the subject matter hereof.

15.

Other Provisions.  This Agreement is made by the Trust pursuant to authority granted to the Board of Trustees, and the obligations created hereby are not binding on any of the Trustees or shareholders of the Funds individually, but bind only the property of the Trust; provided, however, the liabilities, obligations and expenses incurred hereunder with respect to a particular Fund shall be enforceable against the assets and property of such Fund only, and not against the assets or property of any other Fund.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

ANCORA TRUST

By: /s/Richard A. Barone, Chairman

       Richard A. Barone, Chairman

ANCORA SECURITIES INC.

By:/s/ Richard A. Barone, Chairman

      Richard A. Barone, Chairman

Schedule A

Fund

Classes of Shares

Ancora Income Fund

Class A, Class C, Class D

Ancora Equity Fund

Class A, Class C, Class D

Ancora Special Opportunity

Class A, Class C, Class D

Ancora Bancshares

Class A, Class D